                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A
                                (AMENDMENT NO. 1)

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               Allen Telecom Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                                                 38-0290950
-----------------------------------------------------         ----------------------------------
    (State of Incorporation or Organization)                            (I.R.S. Employer
                                                                       Identification No.)

    25101 Chagrin Boulevard, Beachwood, Ohio                                 44122
-----------------------------------------------------         ----------------------------------
           (Address of Principal Executive Offices)                       (Zip Code)

If this form relates to the                                   If this form relates to the
registration of a class of securities pursuant to             registration of a class of securities
Section 12(b) of the                                          pursuant to Section 12(g) of the
Exchange Act and is effective                                 Exchange Act and is effective
pursuant to General Instruction                               Pursuant to General Instruction
A.(c), please check the following                             A.(d), please check the following
box. |X|                                                      box. | |

                        [NOTE: ONE BOX MUST BE CHECKED.]

     Securities Act registration statement file number to which this form relates: ____________________
           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                   Title of Each Class                                 Name of Each Exchange on Which
                   to be so Registered                                 Each Class is to be Registered
                   -------------------                                 ------------------------------

           Rights to Purchase Preferred Stock                             New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On February 17, 2003, the Board of Directors of Allen Telecom Inc. (the "Company") approved Amendment No. 1, dated as of February 17, 2003 (the "Amendment"), to the Rights Agreement, dated as of January 20, 1998 (the "Rights Agreement"), between the Company and The Fifth Third Bank, as rights agent (the "Rights Agent"). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of February 17, 2003, among the Company, Andrew Corporation, a Delaware corporation, and Adirondacks, Inc., a Delaware corporation.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

ITEM 2.  EXHIBITS

         Number                 Description
         ------                 -----------

          4.1 Amendment No. 1, dated as of February 17, 2003, to the Rights Agreement, dated as of January 20, 1998, between the Company and The Fifth Third
                                Bank, as rights agent



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        ALLEN TELECOM INC.



                                        By: /s/ Laura C. Meagher
                                           ------------------------------------
                                            Name:  Laura C. Meagher
                                            Title: Secretary


Date: February 18, 2003




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                                  EXHIBIT INDEX


    Number              Description

     4.1 Amendment No. 1, dated as of February 17, 2003, to the Rights Agreement, dated as of January 20, 1998, between the Company and The Fifth Third Bank, as rights agent